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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Financial Performance Corporation:

     We consent to the use of our report dated February 23, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ GOLDSTEIN AND MORRIS

New York, New York
June 28, 1999